SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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NEXT FUEL, INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Next Fuel, Inc.
Proxy Statement

To our Shareholders:

You are cordially invited to attend our 2013 Annual Meeting of Shareholders which will be held at the Company's offices located at 122 North Main Street Sheridan, WY on Wednesday, February 27, 2013 beginning at 10:00 a.m. MST.

The following proposals will be voted on at the Annual Meeting:

Proposal 1.	To elect five directors to serve a one year term or until their successors have been elected and qualified;

Proposal 2.	To ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm;

Proposal 3.	To consider and act upon any other business as may properly come before the 2013 Annual Meeting or any adjournments thereof.

This proxy statement is intended to answer your questions and provide you with important information regarding our Board of Directors and senior management.

We are furnishing proxy materials to our shareholders over the Internet. We believe that this electronic proxy process expedites our shareholders’ receipt of proxy materials, while also lowering costs and reducing the environmental impact of our Annual Meeting. On or about January 16, 2013, we mailed our shareholders a Notice of Internet Availability of Proxy Materials ("Notice") which contains instructions on how to access our proxy statement and annual report to shareholders, and how to vote their shares. The Notice also provides instructions on how you can request a paper copy of these documents if you desire.

Whether or not you plan to attend the Annual Meeting, your vote is important. Instructions regarding the various methods of voting are contained on the Notice, including voting by Internet or by printing and mailing or faxing a proxy card.

On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in the affairs of our company. We look forward to greeting in person as many of our shareholders as possible.

Sincerely,

Robert H. Craig,
Chairman and Chief Executive Officer
January 16, 2013

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on February 27, 2013: This proxy statement, along with our Annual Report to Shareholders for the year ended September 30, 2012 (“Fiscal 2012”), are available free of charge at http://www.proxyandprinting.com/#!vote-your-proxy.

NEXT FUEL, INC.

PROXY STATEMENT

2013 ANNUAL MEETING OF SHAREHOLDERS

Shareholders Should Read the Entire Proxy Statement
Carefully Prior to Appointing the Proxies

QUESTIONS AND ANSWERS

The following are some commonly asked questions raised by shareholders and answers to each of those questions.

Why did I receive these proxy materials?

Our Board of Directors has made these materials available to you on the Internet or, upon your request, has delivered printed versions to you by mail, in connection with the solicitation of proxies by the Board for the 2013 Annual Meeting of Shareholders which will be held on Wednesday, February 27, 2013. Proxies are solicited to give all shareholders of record at the close of business on January 10, 2013 an opportunity to vote on matters that come before the 2013 Annual Meeting.

Why did I receive a two-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

As permitted by the rules adopted by the Securities and Exchange Commission (“SEC”), we are making this proxy statement and our annual report available on the Internet. On or about January 16, 2013, we mailed a Notice of Internet Availability of Proxy Materials to our shareholders containing instructions on how to access the proxy statement and annual report and vote online. In addition, shareholders may request to receive proxy materials in printed form by mail on an ongoing basis. Choosing to receive your future proxy materials by Internet will save us the cost of printing and mailing the documents to you.

What may Ivote on at the 2013 Annual Meeting?

At the Annual Meeting, shareholders will consider and vote upon the following matters:

●	To elect five directors to serve a one-year term or until their successors have been elected and qualified;
●	To ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm;
●	To consider and act upon any other business as may properly come before the 2013 Annual Meeting or any adjournments thereof.

Who is entitled to vote?

Shareholders of record as of the close of business on January 10, 2013, the Record Date, are entitled to vote on matters that come before the meeting. Shares can be voted only if the shareholder is present in person or is represented by proxy.

How many votes do I have?

Each share of Next Fuel, Inc. common stock that you own as of the Record Date entitles you to one vote. On January 10, 2013, there were 10,987,500 shares of our common stock outstanding.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

Shareholders of Record. If your shares are registered directly in your name with our transfer agent, Island Stock Transfer, you are considered the shareholder of record with respect to those shares, and the notice was mailed directly to you.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and a notice was provided to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

How do I vote?

If you are a shareholder of record, you may vote in any of the following ways:

●
You can appoint the Proxies to vote your shares for you by going to the Internet website http://www.proxyandprinting.com/#!vote-your-proxy. When you are prompted for your “control number,” enter the number printed just above your name on the Notice of Internet Availability of Proxy Materials that was mailed to you, and then follow the instructions provided. You may appoint the Proxies by Internet only until 5:00 p.m. MST on February 26, 2013, which is the day before the Annual Meeting date. If you appoint the Proxies by Internet, you need not sign and return a proxy card. You will be appointing the Proxies to vote your shares on the same terms and with the same authority as if you marked, signed and returned a proxy card. The authority you will be giving the Proxies is described below and in the proxy card enclosed with this proxy statement.

●
You can sign and return a proxy card to appoint the “Proxies” named below to vote your shares for you at the meeting. You can return the proxy card by mail or by fax. You will need to include your voter control number on the proxy card. Your voter control number is printed on the Notice you previously received from us by mail.

●	You can validly appoint someone other than the Proxies to vote your shares for you if you comply with all applicable laws.

●
You may vote in person at the 2013 Annual Meeting. However, you may vote by proxy before the Annual Meeting and still attend, if you prefer. You may request directions by sending an email message to info@next-fuel.com.

If you are a beneficial owner of shares held in street name, you will need to give voting instructions to your broker or other intermediary in accordance with the steps provided to you by them and you wish to vote in person at the Annual Meeting, you must obtain a valid proxy from the organization that holds your shares. If you do not obtain a valid proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the 2013 Annual Meeting if you bring a recent bank or brokerage statement showing that you were the beneficial owner of the shares on January 10, 2013, the Record Date for voting.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you (i) indicate when voting that you wish to vote as recommended by our Board of Directors; or (ii) if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. We believe Proposal 2 (ratification of the appointment of our independent registered public accounting firm) will be considered routine. Proposal 1, however, would likely be considered a “non-routine” matter. If the organization that holds your shares does not receive instructions from you about how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a “broker non-vote.” When the vote is tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the notice.

Can I change my voting instructions?

You may revoke your proxy or change your vote at any time before the final vote at the Annual Meeting.

Shareholders of Record. If you are the record holder of your shares and you sign and return a proxy card or appoint the Proxies by Internet and you later wish to change the voting instructions or revoke the authority you gave the Proxies, you can do so before the Annual Meeting by taking the appropriate action described below.

To revoke your proxy, you can give our Corporate Secretary a written notice that you want to revoke your proxy card or Internet appointment or you can attend the Annual Meeting and either vote your shares in person or notify our Corporate Secretary that you want to revoke your proxy card or Internet appointment.

You may change your voting instructions by signing a new proxy card with a later date and returning it to us by mail or fax, or by using the Internet (only your latest proxy submitted prior to the Annual Meeting will be counted), or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

Shares Held in Street Name. If your shares are held in “street name” by a broker or other nominee and you want to change voting instructions you have given to your broker or other nominee, you must follow your broker’s or nominee’s directions.

What does it mean if I get more than one proxy card?

Your shares are likely registered differently or are in more than one account, such as individually and also jointly with your spouse. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Island Stock Transfer, telephone 727-289-0010, or, if your shares are held by your broker or bank in “street name,” you should contact the broker or bank who holds your shares.

Why did I receive only one set of proxy materials although there are multiple shareholders at my address?

If one address is shared by two or more of our shareholders, we send only one set of proxy materials to that address unless we receive instructions to the contrary from any shareholder at that address. This practice, known as householding, is used to reduce our printing and postage costs. If a shareholder of record residing at such an address wishes to receive a separate set of proxy materials in the future, he or she may contact our Corporate Secretary. If you are a beneficial owner of shares held in street name, you can request or cancel householding by contacting your bank, broker, or nominee.

What constitutes a quorum?

The presence of at least 50% of the voting power, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum which is required in order to hold the 2013 Annual Meeting and conduct business. Presence may be in person or by proxy. You will be considered part of the quorum if you voted on the Internet, by facsimile or by properly submitting a proxy card or voting instruction form by mail, or if you are present and vote at the 2013 Annual Meeting.

Abstentions and broker “non-votes” are counted as present and entitled to vote for determining whether a quorum is present. For the purpose of determining whether the shareholders have approved a matter, abstentions and broker “non-votes” are not treated as votes cast affirmatively or negatively, and therefore have no effect on the outcome of any matter being voted on at the 2013 Annual Meeting .

If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, the affected shares will be treated as not present and not entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters.

What vote is required to approve each proposal?

Proposal 1: Election of directors. The five nominees who receive the most votes will be elected to the five positions on the Board of Directors. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Proposal 2: Ratification of the appointment of Hein & Associates LLP. The ratification of this appointment will require the affirmative vote of a majority of the votes cast. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Other Matters: Approval of any unscheduled matter, such as a matter incident to the conduct of the meeting, would require the affirmative vote of a majority of the votes cast. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

What are the Board’s recommendations on the proposals?

The Board recommends our shareholders vote FOR Proposals 1 and 2.

How can I attend the 2013 Annual Meeting?

You are invited to attend the Annual Meeting only if you were a Next Fuel, Inc. shareholder (including a joint holder) as of the close of business on January10, 2013, the Record Date, or if you hold a valid proxy for the 2013 Annual Meeting. In addition, if you are a shareholder of record (owning shares in your own name), your name will be verified against the list of registered shareholders on the Record Date prior to your being admitted to the 2013 Annual Meeting. If you are not a shareholder of record but hold shares through a broker or nominee (in street name), you should provide proof of beneficial ownership on the Record Date, such as a recent account statement or a copy of the voting instruction card provided by your broker or nominee. The meeting will begin at 10:00 a.m. MST. Check-in will begin at 9:30 a.m. MST.

How will we solicit proxies and who is paying for this proxy solicitation?

The cost of soliciting proxies will be borne by us. These costs will include the expense of preparing, assembling, printing and mailing the notice to shareholders of record and beneficial owners and printed proxy materials to shareholders who specifically request them, and reimbursements paid to brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders and obtaining beneficial owner’s voting instructions. We have not retained a proxy solicitor in conjunction with the Annual Meeting. In addition to soliciting proxies by mail, our Board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We may also solicit proxies by email from shareholders who are our employees.

Where can I find voting results of the 2013Annual Meeting?

We will announce preliminary voting results at the 2013 Annual Meeting and publish final results in a Current Report on Form 8-K filed with the SEC.

What is the deadline for submitting proposals for next year’s Annual Meeting or to nominate individuals to serve as directors?

You may submit proposals, including director nominations, for consideration at future shareholder meetings as follows:

Shareholder Proposals: As of the date of this proxy statement, we had not received notice of any shareholder proposals for the 2013 Annual Meeting described herein and proposals received subsequent to the date of this proxy statement will be considered untimely. For a shareholder proposal to be considered for inclusion in our proxy statement for the 2014 Annual Meeting, the Corporate Secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Next Fuel, Inc.
Attention: Corporate Secretary
122 North Main Street
Sheridan, WY 82801
Phone: (307) 674-2145
rkindle@next-fuel.com

Under Rule 14a-8, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 120 calendar days before the date of our proxy statement release to shareholders in connection with the previous year’s Annual Meeting. However, if we did not hold an Annual Meeting in the previous year or if the date of this year’s Annual Meeting has been changed by more than 30 days from the date of the previous year’s Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, proposals shareholders would like to be presented at the 2014 Annual Meeting must be received by us at our principal executive office no later than September 18, 2013 in order to be eligible for inclusion in our 2014 proxy statement and proxy relating to that meeting. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

Nomination of Director Candidates: You may propose director candidates for consideration by the Board of Directors. Any such recommendations should include the nominee’s name and qualifications for Board membership, information regarding the candidate as would be required to be included in a proxy statement filed pursuant to SEC regulations, and a written indication by the recommended candidate of her or his willingness to serve, and should be directed to the Corporate Secretary of Next Fuel, Inc. at our principal executive offices: Next Fuel, Inc.; Attention: Corporate Secretary; 122 North Main Street; Sheridan, WY 82801 within the time period described above for proposals other than matters brought under SEC Rule 14a-8.

How may I communicate with the Board of Directors or the non-management directors on the Board?

You may contact any of our directors by writing to them c/o Next Fuel, Inc., Attention: Corporate Secretary; 122 North Main Street; Sheridan, WY 82801. Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. We may initially receive and process communications before forwarding them to the applicable director. We generally will not forward to the directors a shareholder communication that is determined to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about Next Fuel, Inc. Concerns about accounting or auditing matters or communications should be sent to the attention of the Chairman of our Board of Directors at the address above.

WHO CAN HELP ANSWER YOUR QUESTIONS?

You may seek answers to your questions by writing, calling or emailing:

Next Fuel, Inc.
Attention: Corporate Secretary
122 North Main Street
Sheridan, WY 82801
Phone: (307) 674-2145
rkindle@next-fuel.com

CORPORATE GOVERNANCE

Meeting of the Board of Directors

Our Board of Directors held two meetings in the year ended September 30, 2012 and the Board acted by unanimous written consent six times during that period. Our policy regarding directors’ attendance at the Annual Meetings of Shareholders is that all directors are expected to attend, absent extenuating circumstances.

Shareholder Meetings

Our fiscal year end was September 30, 2012. We held our last meeting of stockholders in February of 2012. Our 2013 Annual meeting is scheduled for February 27, 2013.  We expect we will hold our 2014 annual meeting of stockholders in February of 2014.

Director Independence

All the current members of our Board of Directors are either officers or major shareholders of the Company or both. Under the standards of independence established under the NASDAQ rules and the SEC's rules, none of the current members of our Board of Directors is independent. Under the same standards, Mr. Kostecki, who is being nominated to join our Board of Directors,  is independent.  There were no transactions, relationships or arrangements not otherwise disclosed that were considered by the Board of Directors in determining whether any of the directors are independent.

Compliance with Section 16(a) of the Exchange Act

During fiscal year 2012, we filed reports with the SEC pursuant to Section 15(d) of the Securities Exchange Act of 1934. Therefore, our officers and directors were not subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934.

Communications with the Board of Directors

Shareholders may communicate with our Board of Directors or any of the directors by sending written communications addressed to the Board of Directors or any individual director at:

Next Fuel, Inc.
Attention: Corporate Secretary
122 North Main Street
Sheridan, WY 82801.

All communications are compiled by the corporate secretary and forwarded to the Board or the individual director(s) accordingly.

Code of Conduct

Our Board of Directors has adopted a code of conduct that applies to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of conduct codifies the business and ethical principles that govern all aspects of our business. The code of conduct was previously filed as an exhibit to the Form 10K/A filed with the SEC on August 21, 2009. A copy of our code of conduct is available on our company website, www.next-fuel.com, and we undertake to provide a copy of our code of conduct to any person, at no charge, upon a written request. All written requests should be directed to Next Fuel, Inc., 122 North Main Street, Sheridan, WY 82801, Attention: Corporate Secretary.

Board Leadership Structure

The Board’s current leadership structure does not separate the positions of Chairman and Chief Executive Officer. The Board has determined our leadership structure based on factors such as the experience of the applicable individuals, the current business and financial environment we face, particularly in view of its financial condition and industry conditions generally and other relevant factors. After considering these factors, we determined that not separating the positions of Chairman of the Board and Chief Executive Officer is the appropriate leadership structure at this time. The Board, through the Chairman and the Chief Executive Officer, are currently responsible for the strategic direction of our company. The Chairman and the Chief Executive Officer are currently responsible for the day to day operation and performance of our company. The Board feels that this provides an appropriate balance of strategic direction, operational focus, flexibility and oversight.

The Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the Board's attention any material risks to the company. The Board has oversight responsibility for our risk policies and processes relating to the financial statements and financial reporting processes and the guidelines, policies and processes for mitigating those risks.

BOARD COMMITTEES AND DIRECTOR NOMINATIONS

Committees of the Board of Directors

Pursuant to our bylaws, our Board of Directors is permitted to establish committees from time to time as it deems appropriate. We do not currently have an audit committee or any other permanent committees of the Board of Directors because we do not have any independent directors. Our Board of Directors has not established a nominating committee or compensation committee or audit committee because the Board believes that it is unnecessary in light of the Board’s small size and the nature of our business.

Nomination of Directors

Our three (3) incumbent directors were appointed pursuant to agreements in which stockholders acquired shares of our stock. We have not received any other director nominations from shareholders.

On December 7, 2012, our Board evaluated two additional candidates to become Board members, which would increase the total number of directors to five (5) if they are elected at the  Annual Meeting of Shareholders to be held on February 27, 2013.  Both candidates were recommended by current Board members and were nominated by unanimous approval of our three current Board members.  Mr. R. Scott Williams beneficially owns 1,519,384 (approximately 13.8% of our outstanding shares), a co-owner of affiliated companies owns additional shares and through his affiliates Mr. Williams transacted other business with the Company, including loans to the Company, which were converted in shares.  See "Certain Relationships and Related Transactions" of this Proxy Statement and "Security Ownership of Certain Beneficial Owners and Management" of this Proxy Statement.  Mr. Paul T. Kostecki does not own any shares of this Company and has had no prior business relationships or transactions with the Company.

In the event that vacancies on our Board of Directors arise, the Board will consider potential candidates for director, which may come to the attention of the Board through current directors, professional executive search firms, stockholders or other persons. The Board will consider candidates recommended by stockholders if the names and qualifications of such candidates are submitted in writing in accordance with the notice provisions for stockholder proposals set forth below to our corporate secretary, Next Fuel, Inc., 122 North Main Street, Sheridan, WY 82801 Attention: Corporate Secretary.

Shareholder Nominations

Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Board and the material provided by a stockholder to the corporate secretary for consideration of a nominee for director will be forwarded to the Board.  All candidates will be evaluated at meetings of the Board or a committee the Board may establish, except that the Board may choose not to consider an unsolicited recommendation, if no vacancy exists on the Board of Directors and the Board does not perceive a need to increase the size of the Board of Directors. In evaluating such nominations, the Board will seek to achieve the appropriate balance of industry and business knowledge and experience in light of the function and needs of the Board of Directors. The Board will consider candidates with excellent decision-making ability, business experience, personal integrity and reputation. The Board does not have a policy regarding diversity of directors.

Shareholders who would like to propose a candidate may do so by submitting the candidate’s name, resume and biographical information to the attention of our Corporate Secretary. All proposals for nomination received by the Corporate Secretary on or before September 18, 2013 will be presented to the Board of Directors or a committee for appropriate consideration in connection with the 2014 Annual Meeting.  To avoid the unnecessary use of the Board’s resources, the Board will consider only those director candidates recommended in accordance with the procedures set forth below. To submit a recommendation of a director candidate to the Board, a shareholder should submit the following information in writing, addressed to the Corporate Secretary of our company at our main office:

1.	The name and address of the person recommended as a director candidate;

2.
All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to be named in the proxy statement as a nominee and to serve as a director if elected;

4.
As to the person making the recommendation, the name and address, as they appear on our books, of such person, and number of shares of our common stock owned by such person; provided, however, that if the person is not a record holder of our common stock, the person should submit his or her name and address along with a current written statement from the record holder of the shares that reflects the recommending person’s beneficial ownership of our common stock; and

5.	A statement disclosing whether the person making the recommendation is acting with or on behalf of any other person and, if applicable, the identity of such person.

There have been no material changes to the procedures by which our shareholders may recommend nominees to our Board of Directors.

Director Qualifications

The following is a discussion for each director of the specific experience, qualifications, attributes or skills that led the Board to conclude at its meeting on December 7, 2012, that the individual should be serving as a director of our company.

Robert H. Craig. As Chief Executive Officer, Mr. Craig has the vision, experience and judgment necessary to steer our company on the path toward substantial profitability and growth. His background in the technology employed by the company enables him to guide us in the commercialization of our technology. Mr. Craig also has a strong understanding of the financial aspects of our business, derived in part from his experience owning and running his previous company and as a Vice President with JP Morgan Chase.

Song Jin. As President and Chief Technology Officer of the company, Mr. Jin has a strong understanding and grasp of the operational aspects of the company. Mr. Jin is a very knowledgeable scientist who pioneered in the development and implementation of the biogenic coal-to-gas technology, as well as a number of other renewable energy-related technologies that may become relevant to the company in the future. We believe Mr. Jin’s combined background in science, technology, and business will help position Next Fuel for advances in the future.

Guangwei Guo. Mr. Guo is a well-respected businessman in China, who is the CEO of our exclusive licensee for China, and a major shareholder in Next Fuel. He was appointed to the Board of Directors after his initial investment in the company and has brought a unique insight into our operations in Asia, especially China. His understanding of, and continued work in, developing markets and opportunities for Next Fuel in Asia will be a significant asset to the company's operations in strategically important geographic areas.

Scott Williams.  Mr. Williams has financial experience, oil and gas industry experience and experience as a member of the Board of Directors of other public companies.  He is also a major shareholder in Next Fuel, Inc.

Paul T. Kostecki.  Mr. Kostecki has over 30 years' experience in both universities and businesses in the assessment and remediation of environmental contamination.  We expect his expertise in these areas will help us identify and capitalize on industry trends.

Other information about the nominees is presented under the caption "Directors and Executive Officers." In addition to the individual skills and background described above, our Board also concluded that each of these individuals will continue to provide knowledgeable advice to our other directors and to senior management on numerous issues facing our company and on the development and execution of our strategy.

Compensation of Directors

Members of our Board of Directors who are also executive officers of our company do not receive any compensation for their services as a member of the Board of Directors other than any reimbursement of travel and lodging expenses which we may have paid.

Mr. Guangwei Guo, who is the only current Board member who is not an executive officer of our company, did not receive any cash compensation or other benefits for his services as a member of our Board of Directors during the fiscal year ending September 30, 2012 other than any reimbursement of travel and lodging expenses which we may have paid, except that November 17, 2011 Mr. Guo was granted a ten-year option to purchase 10,000 shares of our common stock with an exercise price of $4.25 per share as compensation for his services as a Director. The options, which were granted under our 2011 Equity Compensation Plan, vest in three equal annual installments on November 17th of 2012, 2013, and 2014.  3,333 options vested at November 17, 2012 and remain unexercised.  6,667 options remain unvested.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	All Other Compensation (1)	Total
Guangwei Guo	2012	$0	$0	$28,700	$0	$28,700
	2011	$0	$0	$0	$0	$0

(1)
Pursuant to SEC rules, the values reported in the Option Award Value Column of the table reflect the aggregate grant date fair value of stock options for each listed officer and director.  We calculate grant date fair value of stock options using the Black-Scholes option pricing model.  The assumptions used to calculate the aggregate grant date fair value of options are described in Note 4 of Notes to Financial Statements for the year ended September 30, 2012 which are included in Item 8 of our Annual Report on Form 10-K for the year ended September 30, 2012.  We ascribed an Award Value for options granted under the 2011 Equity Compensation Plan, because these options have vesting provisions that are based on the passage of time.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of three individuals, though our bylaws allow the Board to increase or decrease the number of directors and our Board of Directors voted to increase the number of directors to five who constitute the whole Board. Pursuant to our bylaws, our directors are elected annually by the shareholders for terms of one year.

The Board has nominated Messrs. Robert Craig, Song Jin and Guangwei Guo for re-election as directors to hold office until the 2014 Annual Meeting of shareholders or until their successors have been duly elected and qualified.

The Board has also nominated Messrs. Scott Williams and Paul T. Kostecki for election as directors to hold office until the 2014 Annual Meeting of shareholders or until their successors have been duly elected and qualified. Messrs Williams and Kostecki have not previously served as members of our Board of Directors.

The following Table provides summary information about each nominee who is not a current director.

Name of Nominee	Age	Occupation	Term

Paul T. Kostecki	62	Professor at University of Massachusetts Amherst and Associate Director of the Northeast Regional Environmental Health Center.	2014

Scott Williams	61	Partner in Penntex Petroleum and Nestex Energy (oil and gas production). Partner and portfolio manager for Hawk Opportunity Fund, LLP which is a substantial shareholder of Next Fuel, Inc.	2014

The following Table provides summary information about current directors.  Each current director is nominated for re-election.

Name of Nominee	Age	Director Since	Occupation	Term

Robert Craig	50	2011	CEO of Next Fuel, Inc.	2014

Guangwei Guo	51	2011	CEO of Future Fuel Limited (Licensee of the Company)	2014

Song Jin	43	2011	President and COO of Next Fuel, Inc.	2014

None of our Directors or nominees has been a member of the Board of Directors of any U. S. public reporting company, except that Mr. Williams was Chairman of the Board and President of Alternative Energy & Environment Systems, Inc. (AEES) from April 2011 until May 2012.  He resigned from AEES in May 2012.  AEES was a development stage environmental energy technology company.  He was a Director of The Room Store from January 2012 until July 2012.  The Room Store was a retail furniture store chain that filed for Chapter 11 bankruptcy protection in July 2012 and was liquidated.

Mr. Robert H. Craig (50 years old) became the CEO of the Company and Chairman of the Company's Board of Directors on March 28, 2011. From January 2003 until December 2010, he was a founder and owner of WYTEX Ventures, LLC, a coal bed methane exploration and production company based in Wyoming. From May 1998 until December 2002, Mr. Craig was the Vice President of JP Morgan Chase, a commercial banking firm in which Mr. Craig managed a commercial banking sales force of seven bankers. Mr. Craig was awarded a BBA in 1998 and an MBA in 2001 from the University of Houston.

Mr. Song Jin (43 years old) became the President, Chief Operating Officer and Chief Technology Officer of the Company and a member of the Company's Board of Directors on April 1, 2011. From August 2009 until February 2011, he was the Research Director of Ciris Energy Inc. (a natural gas company). From June 2008 until July 2009, he was the Principal Scientist of MWH Americas (a multi-national full-service environmental engineering company). From July 2006 until May 2008, he was the Principal Scientist of Western Research Institute (a non-profit research and development company with focus on development and commercialization of energy and environmental technologies). Since January 2005, Song Jin has been an Adjunct Professor at the University of Wyoming. Mr. Jin received a B.S. degree in Biochemistry from Anhui University (China). He received a M.S. degree in Plant Physiology (plant molecular biology) from the University of Wyoming. He received a Ph.D. degree in Zoology and Physiology (environmental microbiology) from the University of Wyoming.

Mr. Guangwei Guo (51 years old) is the Managing Director of San Ding Jiu Yuan (Beijing) Venture Capital Co. Ltd. (an investment company) since January 2011. He was the General Manager of Ordos Huigu Industrial Design Park Co. Ltd. (an organization with a mission to attract companies with advanced technologies to the city of Ordos) between November 2008 and May 2011. From May 2006 to October 2008, he was the General Manager of Inner Mongolia Lepuweiye Energy Saving Co. Ltd. (a company that focuses on commercialization of technologies with energy-saving benefits in industrial applications). From September 2005 to April 2006, he was the General Manager of Qinghai Soda Industry Co. Ltd. (a manufacturer of various chemicals such as sodium carbonate). Mr. Guo graduated from Inner Mongolia Industrial University (China) with a Bachelor's degree in engineering.

Mr. Paul Kostecki (62 years old) has over thirty years of experience in the assessment and remediation of environmental contamination in the academic and private sectors. He has worked at the University of Massachusetts Amherst since 1980 where he has served as Professor; Associate Director for the Northeast Regional Environmental and Public Health Center (1996 – present); Vice Chancellor for Research and Engagement (VCRE) (2003 – 2009); and Special Assistant to the Vice President of Academic Affairs and Internal Relations (2009 -2011). Working in the University’s President’s office he led the Clean Energy China initiative which sought Chinese investment funds for University intellectual property development. Dr. Kostecki has authored/co-authored over 150 journal articles, book chapters and reports as well as co-authored two books and co-edited over 30 books. Dr. Kostecki has created three companies, two for profit, the Association for the Environmental Health and Sciences (AEHS) (1990 –present) and Amherst Scientific Publishers (1995 – present), and one non-profit, AEHS Foundation (2008 – present). In addition to the international organization AEHS, he created the International Society for Environmental Forensics (ISEF) (2000 – present). Dr. Kostecki serves as President of the AEHS Foundation. Dr. Kostecki has consulted with numerous international petroleum, chemical and energy agencies and companies. He received his Ph.D. in Natural Resources from the University of Michigan

R. Scott Williams (61 years old) and since August 2001 is a partner in Penntex Petroleum, and Nestex Energy which are Oil and Gas production companies with oil and gas wells located outside of Austin, Texas. Mr. Williams and his partner formed Penntex Petroleum in September 2001 to acquire oil and gas production in Lee and Burleson Counties, Texas.  Subsequently, they acquired additional acreage in the same field and formed Nestex Energy to drill additional wells in 2007.  Since 2005, Mr. Williams has been a partner and portfolio manager of Hawk Opportunity Fund LP, a distressed public and private debt and equity fund. The fund currently has over $35,000,000 in assets under management. In addition, Mr. Williams and his partner in the Fund, were instrumental in the formation and funding of Next Fuel, Inc. (NXFI).  Mr. Williams holds a B.A. from the University of Oklahoma in Political Science with a minor in economics.

In the event any of the nominees are unable or unwilling to serve as a director, the individual named as proxy on the proxy card will vote the shares that he represents for election of such other person(s) as the Board of Directors may recommend. The Board has no reason to believe that any of the director nominees described above will be unable or unwilling to serve.

You may cast one vote for each share of our common stock that you held of record on the Record Date on each director to be elected and on each other matter voted on by shareholders at the Annual Meeting. You may not cumulate your votes in the election of directors. Our directors are elected by a plurality of the votes cast in elections. In the election of directors at the Annual Meeting, the three nominees receiving the highest numbers of votes will be elected. Abstentions and broker non-votes will have no effect in the voting for directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
ELECTION OF THE DIRECTOR NOMINEES

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF HEIN & ASSOCIATES LLP

The Board of Directors acting as our audit committee has appointed Hein & Associates LLP, as our independent registered public accounting firm to audit our financial statements for the fiscal year ending September 30, 2013. Representatives of Hein & Associates LLP will be present in person or by telephonic conference call at the Annual Meeting and will have an opportunity to make a statement or to respond to appropriate questions from shareholders. Although shareholder ratification of the appointment of our independent auditor is not required by our by-laws or otherwise, we are submitting the selection of Hein & Associates, LLP to our shareholders for ratification to permit shareholders to participate in this important corporate decision. If not ratified, the Board of Directors acting as our Audit Committee will reconsider the selection, although the Board of Directors acting as our Audit Committee will not be required to select a different independent auditor for our company.

For Proposal 2 to be approved, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote must be cast in favor of the proposal. Abstentions and broker non-votes will have the same effect as votes against Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF HEIN & ASSOCIATES LLP

AUDIT COMMITTEE REPORT AND RELATED MATTERS

Report of the Audit Committee of the Board of Directors

Our entire Board of Directors performs the functions an audit committee normally performs on other companies, because we have no independent directors and two of our Directors are also executive officers of our company. In this capacity our Board of Directors provides oversight of our financial reporting processes. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent auditors are responsible for expressing an opinion as to the conformity of our financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting.

With respect to the year ended September 30, 2012, in addition to its other work, the Board performing the functions of an Audit Committee:

●	Reviewed and discussed with management and Hein & Associates LLP., our independent registered public accounting firm, our audited financial statements as of September 30, 2012 and the year then ended;

●
Discussed with Hein & Associates LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, with respect to its review of the findings of the independent registered public accounting firm during its examination of our financial statements; and

●
Received from Hein & Associates LLP, written affirmation of its independence as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”. In addition, the Board acting as the Audit Committee discussed with Hein & Associates, LLP, its independence and determined that the provision of non-audit services was compatible with maintaining auditor independence.

The Board acting as the Audit Committee recommended, based on the review and discussion summarized above, that the Board of Directors include the audited financial statements for the year ended September 30, 2012 in the fiscal year 2012 Form 10-K for filing with the SEC.

Dated: December 19, 2012	Board of Directors of Next Fuel, Inc.

/s/ Robert Craig, Chairman
/s/ Song Jin
/s/ Guangwei Guo

Information about our Independent Accountants

The Board of Directors has appointed Hein & Associates LLP, as the independent registered public accounting firm to conduct the audit of our financial statements for the fiscal year ending September 30, 2013 and to report on our balance sheets, statements of income and other related statements. Hein & Associates LLP., served as our independent registered public accounting firm for fiscal year 2012 as well. The Board of Directors approves of all fees charged by our independent registered public accounting firm and approves the engagement letter with respect to audit, tax and review services. Other fees are subject to pre-approval by the Board of Directors. Any audit and tax fees paid to the auditors with respect to Fiscal 2012 were pre-approved by the Board of Directors.

Fees for Audit and Other Accounting Services

The following table shows the fees for the audit and other services provided for the fiscal years ended September 30,  2012 and 2011.

	2012	2011

Audit Fees	$68,715	$38,309
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0
Total	$68,715	$38,309

Audit Fees

For the Company’s fiscal years ended September 30, 2012 and 2011, we were billed approximately $68,715 and $38,309 for professional services rendered for the audit and review of our financial statements.

Audit-Related Fees

There were no fees for audit-related services for the year ended September 30, 2012 and 2011.

Tax Fees

For the Company’s fiscal year ended September 30, 2012 and 2011, we were not billed for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees

The Company did not incur any other fees related to services rendered by our principal accountant for the fiscal years ended September 30, 2012 and 2011.

The rules of the Securities and Exchange Commission require that before our auditor is engaged by us to render any auditing or permitted non-audit related service, the engagement be:

●	approved by our audit committee; or

●
entered into pursuant to pre-approval policies and procedures established by the audit committee, provided the policies and procedures are detailed as to the particular service, the audit committee is informed of each service, and such policies and procedures do not include delegation of the audit committee's responsibilities to management.

We do not have an audit committee. Our entire board of directors pre-approves all services provided by our independent auditors. All of the above services and fees were reviewed and approved by the entire board of directors either before or after the respective services were rendered.

DIRECTORS AND EXECUTIVE OFFICERS

Our officers and directors are listed below. Our directors are generally elected at our annual shareholders' meeting and hold office until the next annual stockholders' meeting or until their successors are elected and qualified.

Directors and Executive Officers

The executive officers and current members of the Board of Directors of the Company are as follows:

NAME	POSITION(S)
Robert H. Craig (Age 50)	Chief Executive Officer, Secretary and Chairman and Member of the Board of Directors
Dr. Song Jin (Age 43)	President and Chief Operating, Chief Technology Officer and Member of the Board of Directors
Robin Kindle (Age 59)	Vice President and Chief Financial Officer
Jon Larsen (Age 58)	Vice President of Operations
Guangwei Guo (Age 51)	Member of the Board of Directors

Additional information about the experience of directors, including directors who are officers, is included in this Proxy Statement in "Matters to be Considered at the Annual Meeting – Proposal 1 – Election of Directors".

Mr. Robin Kindle (59 years old) became Vice President and Chief Financial Officer of the Company on March 28, 2011. From January 2003 until December 2010 he was an owner of WYTEX Ventures, LLC and Loral Operating, LLC, both coalbed methane exploration and production companies. Mr. Kindle was the Director of Investor Relations for U.S. Energy Corp. from April 1998 until December 2003. U.S. Energy Corp. is a public company that engages in both oil and gas operations and various other mineral developments. Mr. Kindle was awarded a Bachelor of Science Degree in Biology from the University of Wyoming.

Mr. Jon Larsen (58 years old) became the Vice President of Operations of the Company on March 28, 2011. From March 2005 until March 2011 he was the President of Loral Operating, LLC., a coal bed methane exploration and production company based in Wyoming. From July 2003 until March 2005 Mr. Larsen was the Senior Land Surveyor of P.E. Grosh Construction, Inc. a civil engineering design and construction company. Mr. Larsen has extensive field experience in all aspects of the coal bed methane industry and has several years' experience specifically in field operations that utilize coal-to-gas technology.

EXECUTIVE COMPENSATION

Executive compensation is reported pursuant to rules applicable to "smaller reporting companies" as provided in Rule 402 (l) of Regulation S-K.

The following table summarizes the compensation paid to certain of our executive officers for the years ended September 30 2012 and September 30, 2011:

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	All Other Compensation (2)	Total
Robert H. Craig (3)	2012	$150,000	$74,016	$123,750	$21,373	$369,139
Chief Executive Officer	2011	$70,833	$0	$0	$0	$70,833
Dr. Song Jin, (4)	2012	$150,000	$39,903	$129,750	$12,291	$331,944
President, Chief Operating Officer,	2011	$70,833	0	$0	$0	$70,833
Chief Technology Officer
Robin Kindle (5)	2012	$120,000	$38,640	$86,500	$23,557	$269,047
Vice President and Chief Financial Officer	2011	$50,000	$0	$0	$0	$50,000

(1)
Pursuant to SEC rules, the values reported in the Option Award Values Column of the table reflect the aggregate grant date fair value of stock options for each listed officer and director.  We calculate grant date fair value of stock options using the Black-Scholes option pricing model.  The assumptions used to calculate the aggregate grant date fair value of options are described in Note 4 of Notes to Financial Statements for the year ended September 30, 2012 which are included in Item 8 of this Report.  We ascribed an Award Value for options granted under the 2011 Equity Compensation Plan, because these options have vesting provisions that are based on the passage of time.  Options granted under the 2012 Technology Acquisition Plan and options granted under the 2012 Equity Performance Bonus Plan, however, vest only upon the occurrence of specified events.  It is not yet probable that these performance based options will vest.  Accordingly, we have not yet ascribed an Award Value to these performance based options granted under the 2012 Technology Acquisition Plan and the 2012 Equity Performance Bonus Plan.  No value will ever be ascribed to 350,000 of the options granted to the officers named in the Table under the 2012 Equity Performance Bonus Plan that terminated on September 30, 2012 without having vested or been exercised.  We will continue to evaluate when it becomes appropriate to ascribe value to the remaining unexpired options based on when it becomes probable that these options will vest.  For information about the vesting provisions of these performance based options, see "Executive Compensation – 2012 Technology Acquisition Equity Plan" and "Executive Compensation – Next Fuel Three year Goals and 2012 Performance Bonus Equity Plan".

(2)
Other Compensation for each named officer consists of group health insurance premiums paid by the Company for each officer under a plan that is available to all full-time employees of the Company. The Company did not make any stock awards during 2011 or 2012. Stock option awards for each named officer are reported in another table.

(3)
Mr. Craig is employed by us under an employment agreement dated April 1, 2011, under which his currently annual salary is $150,000. Mr. Craig was not employed by us prior to April 1, 2011. Compensation reported in the table reflects payments pursuant to his employment agreement for the period April 1, 2011 to September 30, 2012.

(4)
Mr. Jin is employed by us under an employment agreement dated April 1, 2011, under which his current annual salary is $150,000. Mr. Jin was not employed by us prior to April 1, 2011. Compensation reported in the table reflects payments pursuant to his employment agreement for the period April 1, 2011 to September 30, 2011.

(5)
Mr. Kindle is employed by us under an employment agreement dated April 1, 2011, under which his currently annual salary is $120,000. Mr. Kindle was not employed by us prior to April 1, 2011.  Compensation reported in the table reflects payments pursuant to his employment agreement for the period April 1, 2011 to September 30, 2011.

Except as described below, we have not paid any bonuses and we did not grant any stock options or shares of common stock to any officer, director or employee as compensation for services during either of the two years ended September 30, 2012.

Employment Agreements

The Company has entered into Employment Agreements, effective Apri1 1, 2011, with the following officers: Messrs. Craig, Jin, Kindle and Larsen. Salaries were negotiated as part of the transaction in which the Company acquired technology and intellectual property described elsewhere in this proxy statement. Except for salary differences, the Employment Agreements for all officers are the same. The Employment Agreements call for an initial annual salary of $120,000 for Messrs. Craig, Jin and Kindle and $70,000 for Mr. Larsen.  Effective May 1, 2011, our Board of Directors approved $30,000 salary increases to $150,000 for Robert Craig and Song Jin.

The principal terms of the Employment Agreements include the following terms: The Employment Agreements have a term that ends on March 31, 2013. If the Company terminates employment before March 31, 2013, whether for cause or without cause, the Company is required to pay the officer one year of base salary. The officers are entitled to participate in bonus plans and benefit plans to the extent the Company from time to time initiates such plans. Benefits are payable during the severance period (one year), if the terms of the benefit plans permit.

The Technology Purchase Agreement, which is described under the caption "Certain Relationships and Related Transactions," contains non-competition provisions for each of the above named officers. The non-competition restrictions last until the later of March 31, 2015 or one year after termination of employment.

We have not paid any bonuses and we did not grant any stock options or shares of common stock to any officer, director or employee as compensation for services during the two-year period ended September 30, 2012 or thereafter except as described herein.

2011 Equity Compensation Plan

On November 17, 2011, we granted stock options pursuant to our 2011 Equity Compensation Plan (the "2011 Plan") to the officers in the table as follows: (1) Mr. Robert Craig - five-year options for 75,000 shares of Common Stock with an exercise price of $4.68 per share that vest in three equal annual installments on November 17 of 2012, 2013 and 2014; (2) Mr. Song Jin - ten-year options for 75,000 shares of Common Stock with an exercise price of $4.25 per share that vest in three equal annual installments on November 17th of 2012, 2013 and 2014; and (3) Mr. Robin Kindle - ten-year options for 50,000 shares of Common Stock with an exercise price of $4.25 per share that vest in three equal annual installments on November 17 of 2012, 2013 and 2014.

The 2011 Plan was approved by our Board of Directors on November 17, 2011 and by our shareholders on February 15, 2012. The 2011 plan includes rights of the Company to cause participants to forfeit the benefits of grants made under the 2011 Plan in the event the participants commit any breaches of specified duties to the Company. These provisions are commonly referred to as "claw-back" provisions. "claw-back" triggers specified in the 2011 Plan include: misappropriate or unauthorized disclosure of the Company’s intellectual property; material breaches of contracts; certain willful or reckless failure to comply with Company policies or lawful directives of the Board of Directors of Company officers in material respects; certain willful or reckless falsification of financial information the participant is aware could mislead the Board or potential investors or certain failures to report the same after discovery; certain violations of fiduciary duties, certain unlawful trading in securities of the Company; felony convictions; willful or reckless misconduct that adversely affect the Company; dishonesty, fraud, embezzlement, deceit or other unlawful acts, violations of no-competition, non-solicitation or other covenants.

The 2011 Plan provides that any participant who accepts an award agrees to comply with any plan, policy or other document of the Company approved from time to time by the Board of Directors of the Company to ensure compliance with securities laws, rules and regulations both during the term of employment of participant and for one (1) year thereafter. The Company is authorized to impose stop transfer restrictions to enforce this provision.

Next Fuel Three Year Goals and 2012 Performance Bonus Equity Plan

On February 12, 2012, our Board of Directors approved a comprehensive 2012 Performance Bonus Equity Plan (the "2012 Performance Bonus Plan") which reserves options to purchase 4 million shares of our Common Stock, of which the Board granted awards of 2,900,000 options to four executive officers and two key employees having an exercise price of $4.09 per share. The options cannot be exercised unless the Company achieves key value milestones each year for fiscal years 2012, 2013 and 2014. The options all expire if these value milestones are not achieved within the stated time periods. If the value milestones are achieved within the stated time periods, the option terms will be extended to February 12, 2022, subject to earlier termination upon termination of service by the officer or employee. Options that are associated with a value milestone that is achieved are then subject to vesting in three equal annual installments on the anniversary date of the value milestone being achieved while the officer or employee remains employed. Vesting can be accelerated using a double trigger for acceleration that requires both sale of the Company and termination of employment without cause within six months of the sale. The value milestones that are required to be achieved each fiscal year to prevent termination of the options are based on key strategic objectives our Board of Directors has determined are important to building shareholder value:

(1) for up to 500,000 option shares, on or before September 30, 2012, the Company shall have raised after February 12, 2012, an aggregate of $5 million gross proceeds from sales of securities (the "2012 Value Milestone");

(2) for up to 1,200,000 option shares, on or before March 31, 2013, the Company shall have either (a) achieved greater than thirty (30) million cubic feet per day gas production from at least twenty production units or (b) after the date hereof, the Company shall have collected at least $1 million (USD) from licensees and other customers (the "2013 Value Milestone"); and

(3) for up to 1,200,000 option shares, on or before March 31, 2014, the Company shall have both (a) achieved for any period consisting of four consecutive fiscal quarters aggregate gross revenue per share of at least Twenty ($0.20) Cents, or (b) the Company's shares shall have been listed /quoted for trading on NASDAQ's Capital market (the "2014 Value Milestone").

The value milestones described above are objectives. There is no assurance these objectives will be achieved. Our actual results could differ materially from these objectives. Factors that could cause or contribute to these differences include those discussed in this Report, particularly in “Risk Factors” and "Forward Looking Statements."

Of these grants under the Performance Bonus Plan, (i) Mr. Robert Craig, or Chief Executive Officer received a total of 900,000 options, of which 100,000 were associated with the 2012 Value Milestone, 400,000 were associated with the 2013 Value Milestone and 400,000 were associated with the 2014 Value Milestone; (2) Mr. Song Jin, our President received a total of 900,000 options, of which 100,000 were associated with the 2012 Value Milestone, 400,000 were associated with the 2013 Value Milestone and 400,000 were associated with the 2014 Value Milestone; and (3) Mr. Robin Kindle, our Chief Financial Officer received a total of 275,000 options, of which 75,000 were associated with the 2012 Value Milestone, 100,000 were associated with the 2013 Value Milestone and 100,000 were associated with the 2014 Value Milestone.

The Company did not achieve the 2012 Value Milestone by the September 30, 2012 target date and all 500,000 stock options of the officers and other employees related to the 2012 Value Milestone terminated on September 30, 2012.  The terminated options were returned to the Plan and are available to be re-granted in the future.

2012 Technology Acquisition Equity Plan

On February 12, 2012 our Board of Directors approved a 2012 Technology Acquisition Equity Performance Plan (the "2012 Acquisition Plan") which reserves options to purchase 350,000 shares of our Common Stock, of which the Board granted awards of all 350,000 options to two executive officers and a consultant. The options, plus $42,500 off cash, were consideration to inventors to compensate them for services related to assisting the Company to secure patent protection for Company's Low Energy- input Pervaporation Technology (LPV Technology) and Carbon Dioxide to Product (CPV) Technology they assigned to the Company. These nonqualified stock options have an exercise price of $4.09 per share and a term of ten years. 150,000 of these options were granted to our Chief Executive Officer, Mr. Robert Craig and 150,000 of these options were granted to our President, Mr. Song Jin for contributions to the CPV Technology. The options for Messrs. Craig and Jin do not vest unless a majority of the members of the Board of Directors of the Company who are not officers or employees of the Company determines by any reasonable means that the acquired CPV technology will be commercialized by the Company. The remaining 50,000 stock options were granted to an unrelated inventor who contributed to the LPV Technology. One third of these 50,000 options vested by reason of filing a provisional U. S. patent application for the LPV Technology on January 3, 2012. One third of these stock options will vest upon filing when the Company files a Definitive Patent Application and the Chief Executive Officer of the Company determines the inventor fulfilled his obligation to assist the Company in such endeavor and one third of the 50,000 stock options will vest when the Chief Executive Officer of the Company determines the inventor fulfilled his obligation to assist the Company obtain patent protection for the acquired LPV Technology.

Options Vested or Exercised

No options or shares vested during either of the years ended September 30, 2012 or September 30, 2011.  Our officers and directors did not exercise any options during either of these years.

Outstanding Option Grants under the Plans

The following table provides information regarding grants of stock options that remain outstanding at the end of the fiscal year ended September 30, 2012.  No compensation related stock grants were outstanding at that time.  All the grants reported in the table were authorized during the fiscal year ended September 30, 2012 pursuant to Plans described in this Report.

Name	Grant Date	Number shares Underlying Unexercised Options # Exercisable		Number Shares Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards Number Shares Underlying Unexercised Unearned Options		Option Exercise Price	Option Termination Date
Robert Craig CEO & Director	11/17/2011	25,000	(1)	50,000	(1)	--		$4.68	11/17/2016
	02/12/2012	--		--		150,000	(2)	$4.09	02/12/2012
	02/12/2012	--		--		800,000	(3)	$4.09	02/12/2012

Mr. Song Jim President & COO & Director	11/17/2011	25,000	(1)	50,000	(1)	--		$4.25	11/17/2021
	02/12/2012	--		--		150,000	(2)	$4.09	02/12/2022
	02/12/2012	--		--		800,000	(3)	$4.09	02/12/2022

Mr. Robin Kindle VP & CFO	11/17/2011	16,666	(1)	33,334	(1)	--		$4.25	11/17/2021
	02/12/2012	--		--		200,000	(3)	$4.09	02/12/2022

Mr. Jon Larsen VP Operations	11/17/2011	16,666	(1)	33,334	(1)	--		$4.25	11/17/2021
	02/12/2012	--		--		200,000	(3)	$4.09	02/12/2022

Mr. Guangwei Guo Director	11/17/2011	3,333	(1)	6,667	(1)	--		$4.25	11/17/2021

(1)
Options were granted pursuant to 2011 Equity Compensation Plan (described in the narrative description of our Plans) and are subject to time based vesting on November 12, 2012, 2013 and 2014.  Options become exercisable when the options vest.  Options that are shown as vested did not vest until November 17, 2012.

(2)
Options were granted pursuant to 2012 Technology Acquisition Equity Plan (described in the narrative description of our Plans).  These options vest only if a majority of the members of the Board of Directors of the Company who are not officers or employees of the Company determines by any reasonable means that the acquired CPV technology will be commercialized by the Company.  Options become exercisable when the options vest.  See "Business – Acquisitions of Two New Technologies" of this Proxy Statement for additional information about our CPV Technology.

(3)
Options were granted pursuant to 2012 Equity Performance Bonus Plan (described in the narrative description of our Plans) with half the reported number of options vesting September 30,2013, if the on or before that date Company shall have either (a) achieved greater than thirty (30) million cubic feet per day gas production from at least twenty production pumps or (b) the Company shall have collected at least $1 million (USD) from licensees and other customers (the "2013 Value Milestone") and the other half of the reported options vesting September 30, 2014, if on or before that date the Company shall have both (a) achieved for any period consisting of four consecutive fiscal quarters aggregate gross revenue per share of at least Twenty ($0.20) Cents, or (b) the Company's shares shall have been listed /quoted for trading on NASDAQ's Capital market (the "2014 Value Milestone").  Options become exercisable when the options vest.  Shares reported in the Table do not include options that terminated because the target value milestones for the year ended September 30, 2012 were not achieved for: Mr. Craig 100,000 options, Mr. Song Jin 100,000 options, Mr. Kindle 75,000 options and Mr. Larsen 75,000 options.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our shareholders as well as any equity compensation plans not approved by our shareholders as of January 10, 2013.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan Category

Plans Approved by Our Shareholders
2011 Equity Compensation Plan	470,000	$4.32	530,000

Plans Not Approved by Our Shareholders
2012 Equity Bonus Performance Plan	2,400,000	$4.09	1,600,000
2012 Technology Acquisition Equity Plan	350,000	$4.09	None

Narrative Disclosure of Compensation Policies and Practices as They Relate to Risk Management

We believe our compensation policies and practices for our employees do not create risks that are reasonably likely to have a material adverse effect on the company. We intend to review our compensation policies from time to time to reflect changes in our risk profile. The three equity compensation plans described above include "clawback" provisions that can cause an employee to forfeit option or stock grants even after the grant has vested. The types of actions that can trigger clawbacks include: misappropriate or unauthorized disclosure of the company’s intellectual property; material breaches of contracts; certain willful or reckless failure to comply with company policies or lawful directives of the Board of Directors of company officers in material respects; certain willful or reckless falsification of financial information the participant is aware could mislead the Board or potential investors or certain failures to report the same after discovery; certain violations of fiduciary duties, certain unlawful trading in securities of the company; felony convictions; willful or reckless misconduct that adversely affect the company; dishonesty, fraud, embezzlement, deceit or other unlawful acts, violations of no-competition, non-solicitation or other covenants.

Golden Parachute Compensation

We do not have any type of compensation, whether present, deferred or contingent that is based on or otherwise relates to an acquisition, merger, consolidation, sale or other disposition of all or substantially all our assets. Our stock option award grants described above do not include accelerated vesting on account of a sale transaction, except for grants pursuant to the 2012 Performance Equity Plan. We have not reported the value of such options here, because the market price of our shares on September 30, 2012 was less than the $4.09 exercise price of these options. See "Executive Compensation - Next Fuel Three Year Goals and 2012 Performance Equity Plan". We have severance provisions in employment agreements with certain officers as described above, which are triggered by termination of employment, whether in connection with a sale transaction or otherwise. See "Executive Compensation - Employment Agreements."

Director Compensation

Our directors currently receive no cash compensation or other benefits for their service as directors, and none of our directors were compensated for their service as our directors during either of the two years ended September 30, 2012 except that on November 17, 2011, we granted other pursuant to our 2011 Equity Compensation Plan to Mr. Guangwei Guo ten-year options (having a termination date at November 17, 2021) for 10,000 shares of Common Stock with an exercise prove of $4.25 per share that vest in three equal annual installments on November 17 of 2012, 2013 and 2014, of which 3,333 shares vested and 6,667 shares remain unvested. The option had a value of $28,700, which we determined as described in footnotes to the Summary Compensation Table for officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our common stock as of January 10, 2013 by each of our executive officers and directors and each person known to be the beneficial owner of 5% or more of the outstanding common stock. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Next Fuel, Inc., 122 North Main Street, Sheridan, WY 82801.

The following table describes, as of January 10, 2013, the beneficial ownership of our Common Stock by each person (other than officers and directors of the Company) known by the Company to beneficially own five (5%) percent or more of our outstanding shares of Common Stock.

Shareholder Name and Address	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
David S. Callan (3)(4) c/o Hawk Opportunity Fund, LP 159 North State Street Newtown PA, 18949	1,469,180	13.4%

R. Scott Williams (3) c/o Hawk Opportunity Fund, LP 159 North State Street Newtown PA, 18949	1,519,384	13.8%

HWC, LLC c/o Hawk Opportunity Fund, L. P. 159 North State Street Newtown, PA 18989	981,680	9.0%

Hawk Management L.P. c/o Hawk Opportunity Fund, L. P. 159 North State Street Newtown, PA 18989	881,680	8.0%

Hawk Opportunity Fund, L.P. (3) 159 North State Street Newtown PA, 18949	881,680	8.0%

(1)
Shares are reported in the table as currently beneficially owned if the person currently has the right to acquire the shares or the right to acquire the shares within sixty (60) days. Shares are also reported as beneficially owned if the person has sole power, or shares the power, to vote or sell the shares.

(2)
Based on 10,987,500 shares of our Common Stock outstanding at January 10, 2013. Any securities not currently outstanding which are subject to options, warrants, rights to purchase or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

(3)
David Callan and Scott Williams are the sole managing members of HWC, LLC. They each beneficially own all securities that HWC, LLC beneficially owns. HWC, LLC is the sole general partner of Hawk Management, L. P. HWC, LLC beneficially owns all securities that Hawk Management, L. P. beneficially owns. Hawk Management L. P. is the sole general partner of Hawk Opportunity Fund, L. P. Hawk Management, L. P. beneficially owns all securities that Hawk Opportunity Fund, L. P. beneficially owns. Collectively, Callan and Williams and these three entities beneficially own 2,016,884 shares of our Common Stock, which constitutes approximately 18.4% of the Company's outstanding shares of Common Stock.

(4)
Includes for Mr. Callan: (i) 362, 500 shares personally owned by Mr. Callan; (ii) 125,000 shares Mr. Callan has the right to acquire from John Cline, a former chief executive officer of the Company; and (iii) 981,680 shares Mr. Callan indirectly beneficially owns by reason of Mr. Callan being a managing member of HWC, LLC.

(5)
Includes for Mr. Williams: (i) 402,704 shares personally owned by Mr. Williams (including shares in an IRA account); (ii) 125,000 shares Mr. Williams has the right to acquire from John Cline, a former chief executive officer of the Company;  (iii) 981,680 shares Mr. Williams indirectly beneficially owns by reason of Mr. Williams being a managing member of HWC, LLC and (iv) 10,000 shares owned by Mr. Williams' wife.  The Board of Directors nominated Mr. Williams for election to the Company's Board of Directors at the annual meeting of shareholders to be held on February 13, 2013.

(6)	Includes for HWC, LLC (i) 100,000 shares directly owned by HWC, LLC and (ii) 881,680 shares HWC LLC beneficially owns by reason of being the sole general partner of Hawk Management, L.P.

(7)	All shares reported as beneficially owned by Hawk Management, L. P. are owned by reason of Hawk Management, L. P. being the sole general partner of Hawk Opportunity Fund, L.P.

(8)
Includes for Hawk Opportunity Fund, L. P. (i) 806,680 shares directly owned by Hawk Opportunity Fund, L. P. and (ii) 75,000 shares Hawk Opportunity Fund has the right to acquire from John Cline, a former chief executive officer of the Company.

The following table describes, as of January 10, 2013, the beneficial ownership of our Common Stock by (i) each of our current directors, (ii) each of our executive officers and (iii) all of our current directors and executive officers as a group.

Shareholder	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Robert H. Craig(3)	1,205,000	11.0%
Song Jin (4)	1,205,000	11.0%
Robin Kindle (5)	871,660	8.1%
Jon Larsen (6)	206,666	2.1%
Guangwei Guo (7)	1,570,333	14.3%
All executive officers and directors as a group (five persons) (3) (4)	5,058,669	44.4%

(1)
Shares are reported in the table as currently beneficially owned, if the person currently has the right to acquire the shares or the right to acquire the shares within sixty (60) days. Shares are also reported as beneficially owned, if the person has sole power, or shares the power, to vote or sell the shares.

(2)
Based on 10,987,500 shares of our Common Stock outstanding at January 10, 2013. Any securities not currently outstanding which are subject to options, warrants, rights to purchase or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

(3)
Includes 235,000 shares Mr. Craig has the right to acquire at any time pursuant to a warrant that expires on March 31, 2013. The exercise price of the warrant is Thirty ($0.30) Cents per share.  Also includes 25,000 shares Mr. Craig has the right to acquire at any time pursuant to outstanding vested options.  Does not include 1,000,000 shares subject to outstanding unvested options of Mr. Craig which cannot be exercised within sixty (60) days after January 10, 2013.

(4)
Includes 235,000 shares Mr. Song Jin has the right to acquire at any time pursuant to a warrant that expires on March 31, 2013. The exercise price of the warrant is Thirty ($0.30) Cents per share. Also includes 25,000 shares Mr. Song Jin has the right to acquire at any time pursuant to outstanding vested options.   Does not include 1,000,000 shares subject to outstanding unvested options of Mr. Song Jin which cannot be exercised within sixty (60) days after January 10, 2013.

(5)
Includes 75,000 shares Mr. Kindle has the right to acquire at any time pursuant to a warrant that expires on March 31, 2013. The exercise price of the warrant is Thirty ($0.30) Cents per share. Also includes 16,666 shares Mr. Kindle has the right to acquire at any time pursuant to outstanding vested options.  Does not include 233,334 shares subject to outstanding unvested options of Mr. Kindle which cannot be exercised within sixty (60) days after January 10, 2013.

(6)
Includes 10,000 shares Mr. Larsen has the right to acquire at any time pursuant to a warrant that expires on March 31, 2013. The exercise price of the warrant is Thirty ($0.30) Cents per share. Also includes 16,666 shares Mr. Larsen has the right to acquire at any time pursuant to outstanding vested options.  Does not include 233,334 shares subject to outstanding unvested options of Mr. Larsen which cannot be exercised within sixty (60) days after January 10, 2013.

(7)
Does not include 813,000 shares of Common Stock owned by business associates of Mr. Guo or 100,000 shares owned by an adult daughter of Mr. Guo, to which Mr. Guo disclaims beneficial ownership.   Does not include 6,667 shares subject to outstanding unvested stock options of Mr. Guo which cannot be exercised within sixty (60) days after January 10, 2013. Includes 3,333 shares Mr. Guo has the right to acquire at any time pursuant to outstanding vested options.

Acquisitions of Shares and Agreements Related to Shares

Mr. Guo and his Affiliates, the officers of the Company, Hawk Opportunity Fund, L. P. and its partners (Callan and William) acquired their shares as described in "Executive Compensation" of this Proxy Statement and the "Certain Relationships and Related Transactions" of this Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence

All the members of our Board of Directors are either officers or major shareholders of the Company or both. Our Board of director follows the standards of independence established under the NASDAQ rules. None of the Members of our Board of Directors is independent. There were no transactions, relationships or arrangements not otherwise disclosed that were considered by the Board of Directors in determining that any of the directors are independent.

Lease of Office from Officer. The Company leases offices consisting of approximately 3,000 square feet of office and warehouse space on a month to month basis from Robin Kindle for $1,118 per month.

Lease of Office from Director. The Company also leases approximately 1,000 square feet of office space in Fort Collins, Colorado from Mr. Guangwei Guo one of our directors on a one year lease starting on April 1, 2012 and expiring March 31, 2013 for $1,160 per month.

License Agreement. In April 2012, the Company has entered into a License Agreement (described in our Annual Report on Form 10-K under the heading Item 1"Business - Customers and License Agreements") with an affiliate of Guangwei Guo, a member of the Board of Directors of the Company. This License Agreement resulted from positive tests conducted pursuant to a prior pilot test agreement and memorandum of understanding with San Ding Jiu Yuan/Future Fuel, which is affiliated with investors that purchased shares of our common stock and Mr. Guo.

Issuances of Securities to Acquire Technology and Intellectual Property. In transactions on March 28, 2011, the Company issued Three Million Ten Thousand (3,010,000) shares of Common Stock and a Warrant to purchase an additional One Million shares of Common Stock to five persons (the "Technology Sellers") in connection with the acquisition of certain technology (the "Acquired Technology").

The Technology Sellers executed and delivered to the Company a Lock-up and Installment Re-Sale Restriction Agreement dated as of March 28, 2011 (the "Acquisition Lock-up Agreement"). Pursuant to this Acquisition Lock-up Agreement, the Technology Sellers agreed to restrictions on sales, short sales, pledges, loans, assignments or other transfers any of the shares and warrants they acquired. These transactions are called "Restricted Transactions." Certain private sales are exempt from the Restricted Transactions restrictions, provided the buyer agrees to comply with the restrictions on Restricted Transactions to the same extent as the Technology Sellers have agreed in the Acquisition Lock-up Agreement.

Two time periods with different levels of restrictions are covered by the Acquisition Lock-Up Agreement.

During the first time period (the "Lock-up Period"), no Restricted Transactions are permitted. The Lock-up Period started immediately and ends on the first anniversary of last day of the calendar month during which the later of two events occurs: (i) the date a Registration Statement pursuant to Section 5 of the 1933 Securities Act of 1933, as amended, covering resale of shares of Common Stock of the Company becomes effective by order of the SEC, which Registration Statement includes shares of Common Stock sold in a private placement, as defined in the Registration Rights or (ii) the date the Company raises at least Three Million ($3,000,000) Dollars (US) in private placement(s), including from sales to San Ding described in this Report. We have already achieved the capital raising goal and the registration statement became effective on October 28, 2011. Consequently the one year lock-up period has begun running and will end on October 31, 2012.

The second time period (the "Installment Re-Sale Period") begins immediately after the Lock-up Period and ends on the first (1st) annual anniversary of the beginning of the Installment Re-Sale Period. During the Installment Re Sale Period, each of the Technology Sellers are permitted to sell during any calendar month a number of shares equal to the lower of Eight and One Half percent (8.5%) of the shares they purchased, or their pro rata share of the average weekly reported volume of trading of the Company's shares on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks that ended immediately prior to the beginning of the calendar month during which the sale occurs (the "Average Weekly Volume"). The pro rata share of each Technology Seller is determined by dividing (i) the number of shares owned by that Technology Seller, by (ii) the number of shares owned by all Technology Sellers.

After the Installment Re-Sale Period ends on October 31, 2013, the Technology Sellers are free to sell or otherwise transfer shares without restriction, except any restrictions imposed by securities laws, rules and regulations.

Transfers and Exercises of Warrants.

In separate transactions Robert Craig, who was holding a warrant (originally issued on March 28, 2011) to purchase one million (1,000,000) shares of Common Stock as the nominee of several other shareholders, entered into a written agreement that evidenced a prior oral understanding about the beneficial ownership of the warrant as follows: Robert Craig 235,000 shares, Song Jin 235,000 shares, Robin Kindle 75,000 shares, Jon Larsen 10,000 shares, Paul Fallgren 10,000 shares, Shinjin (Vincent) Ren 10,000, Alan Cohen 100,000 shares and Hawk Opportunity Fund, LP ("Hawk") 325,000 shares. Each beneficial owner has the power to exercise its portion of the warrant and will receive all economic benefits from that warrant. On March 31, 2012 Hawk exercised the warrant for 325,000 shares and Alan Cohen exercised the warrant for 100,000 shares. The Company received the exercise price of the warrant. Currently 575,000 shares are still subject to the warrant. All shares issued and issuable upon exercise of the warrant are subject to Lock-up and Installment Re-Sales Agreements.

Acquisition of Low Energy- input Pervaporation Technology (LPV Technology) and Carbon Dioxide to Product (CPV) Technology.

On February 12, 2012 the Company paid $42,500 and granted options to purchase 350,000 shares of Common Stock to inventors to compensate them for services related to assisting the Company to secure patent protection for Company's Low Energy- input Pervaporation Technology (LPV Technology) and Carbon Dioxide to Product (CPV) Technology they assigned to the Company. These nonqualified stock options have an exercise price of $4.09 per share and a term of ten years. 150,000 of these options were granted to our Chief Executive Officer, Mr. Robert Craig and 150,000 of these options were granted to our President, Mr. Song Jin for contributions to the CPV Technology. The options for Messrs. Craig and Jin do not vest unless a majority of the members of the Board of Directors of the Company who are not officers or employees of the Company determines by any reasonable means that the acquired CPV technology will be commercialized by the Company. The remaining 50,000 stock options were granted to an unrelated inventor who contributed to the LPV Technology. One third of these 50,000 options vested by reason of filing a provisional U. S. patent application for the LPV Technology on January 3, 2012. One third of these stock options will vest upon filing when the Company files a Definitive Patent Application and the Chief Executive Officer of the Company determines the inventor fulfilled his obligation to assist the Company in such endeavor and one third of the 50,000 stock options will vest when the Chief Executive Officer of the Company determines the inventor fulfilled his obligation to assist the Company obtain patent protection for the acquired LPV Technology.

Spring 2011 Sales of Securities

Pursuant to Subscription Agreements dated March 28, 2011 and May 13, 2011, three individuals affiliated with San Ding Jiu Yuan Beijing Venture Investment Company (collectively, "San Ding") purchased One Million shares of Common Stock from the Company for Two ($2.00) Dollars (U.S.) per share for an aggregate amount of Two Million ($2,000,000) Dollars (US). Mr. Guangwei Guo, who purchased a majority of such shares, became a member of the Company's Board of Directors at that time.

In June 2011, Mr. Guangwei Guo purchased an additional Four Hundred Thousand (400,000) shares of Common Stock of the Company for a purchase price of Three ($3.00) Dollars (US) per share in a transaction in which the Company raised One Million Two Hundred Thousand ($1,200,000) Dollars (US).

As a result of these transactions three individuals affiliated with San Ding purchased 1,400,000 shares of our Common Stock. The offer and sales to San Ding and its affiliates were exempt from registration pursuant to Regulation S of the Securities and Exchange Commission.

San Ding Jiu Yuan Beijing Venture Investment Company and its affiliates (collectively, "San Ding") executed and delivered to the Company Lock-up and Installment Re-Sale Restriction Agreements dated as of March 28, 2011 and as of May 13, 2011 (collectively, the "San Ding Lock-up Agreement"). Pursuant to this Agreement, San Ding agreed to restrictions on selling, short sales, pledges, loans, assignments or otherwise transferring any shares purchased. These transactions are called "Restricted Transactions." Certain private sales are exempt from these re-sale restrictions, provided the buyer agrees to restrict re-sales to the same extent as San Ding has agreed in the San Ding Lock-up Agreement.

Two time periods with different levels of restrictions are covered by the San Ding Lock-up Agreement.

During the first time period (the "Lock-up Period"), no Restricted Transactions are permitted. The Lock-up Period started immediately and ends on the first anniversary of the last day of the calendar month during which the later of two events occurs: (i) the date a Registration Statement pursuant to Section 5 of the Securities Act of 1933 covering the resale of shares of Common Stock of the Company becomes effective by order of the SEC, which Registration Statement includes shares of Common Stock sold in the private placement, or (ii) the date the Company raises at least Three Million ($3,000,000) Dollars (US) in the private placement, including from sales to San Ding described in this Proxy Statement. We have already achieved the capital raising goal and the registration statement became effective on October 28, 2011. Consequently the one year lock-up period has begun running and ended on October 31, 2012.

The second time period covered by the San Ding Lock-up Agreement (the "Installment Re-Sale Period") begins immediately after the Lock-up Period and ends on the first anniversary of the beginning of the Installment Re-Sale Period. During the Installment Re Sale Period, San Ding is permitted to sell during any calendar month a number of shares equal to the lower of Eight and One Half (8.5%) of the shares purchased, or its pro rata share of the average weekly reported volume of trading of the Company's shares on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks that ended immediately prior to the beginning of the calendar month during which the sale occurs (the "Average Weekly Volume"). San Ding's pro rata share is determined by dividing (i) the number of shares owned by San Ding, by (ii) the number of shares whose resale is restricted by agreements with San Ding and other investors in the private placement.

After the Installment Re-Sale Period ends on October 31, 2013, San Ding is free to sell or otherwise transfer shares without restriction, except any restrictions imposed by securities laws, rules and regulations.

The Company also entered into a Registration Rights Agreement dated May 13, 2011 with San Ding (the "Registration Rights Agreement"). The Registration Rights Agreement required the Company to use reasonable commercial efforts to file by July 11, 2011 a registration statement to register for re-sale the shares purchased by San Ding and to use reasonable commercial efforts to cause the registration to become effective within six months after the registration statement is filed. The Registration Rights Agreement includes liquidated damages, if the Company fails to achieve the target dates, because the Company fails to use commercially reasonable efforts. The Registration Rights Agreement contains other provisions common to agreements of this nature. Because the registration statement became effective on October 28, 2011, the Company is no longer subject to this liquidated damages provision.

Spring 2012 Sales of Securities

Pursuant to a Subscription Agreements dated March 26, 2012 and May 25,2012, on April 12, 2012 and May 28, 2012, the Company sold Nine Hundred Eighty Thousand shares of Common Stock for Three Dollars and Five Cents ($3.05) (U.S.) per share for an aggregate amount of Two Million Nine Hundred Eighty-Nine Thousand ($2,989,000) Dollars (US). Mr. Guangwei Guo purchased 500,000 of these shares and seven other individual introduced by Mr. Guo purchased 480,000 of these shares (the "2012 Investors"), all of whom are residents of the People's Republic of China. Mr. Guo is a member of the Company's Board of Directors. In connection with the sale of these 980,000 shares, the Company and the 2012 Investors entered into a Registration Rights Agreement and a Lock-up and Installment Re-Sale Agreement having terms substantially the same as those described in connection with the Spring 2011 Sales of Securities to Mr. Guo and his Affiliates.

Transactions with Hawk Opportunity Fund, L.P. and its General Partners

On February 22, 2011, Hawk Opportunity Fund, L.P. ("Hawk") loaned us Fifty Thousand ($50,000) Dollars to facilitate us negotiating the acquisition of the Acquired Technology described above. On March 28, 2011, when we acquired the Acquired Technology, the $50,000 loan was converted into shares of our Common Stock at a rate of Ten Cents ($0.10) per share for a total of 500,000 shares of Common Stock.

On February 22, 2011 Hawk purchased for Five Thousand ($5,000) Dollars indebtedness we owe to Next Fuel, Inc., a Delaware corporation ("Next Fuel Delaware"), in the amount of Two Hundred Eighty Five Thousand Seven Hundred Fifty ($285,750) Dollars (the "Advance") which was advanced to the Registrant by Next Fuel Delaware in anticipation that Next Fuel Delaware would acquire control of us. On February 22, 2011, we, Hawk and Next Fuel Delaware entered into an agreement whereby we and Next Fuel Delaware terminated our prior agreements and released one another from liabilities other than the Advance purchased by Hawk. The $285,750 Advance purchased by Hawk did not bear interest and was payable upon demand by the holder of the Advance. The $285,750 Advance was repaid in full on June 29, 2011.

In addition, certain shares and options to purchase shares were transferred by to Hawk and Hawk's affiliates by John Cline, who was then our Chief Executive Officer. Such transactions were reported in Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 22, 2011 and February 28, 2011 and April 1, 2011.

John Cline, our former President, Chief Executive Officer and member of the Board of Directors, entered into a Stock Resale and Option Agreement dated as of February 22, 2011 (the "Cline Transfer Agreement") pursuant to which he agreed to transfer to David S. Callan ("Callan") and R. Scott Williams ("Williams") and Hawk Opportunity Fund, L.P., a Delaware limited partnership (Callan, Williams and Hawk are referred to collectively as the "Hawk Buyers") all 2,500,000 shares of our Common Stock he owns. Williams and Callan are the sole general partners of Hawk and share control over Hawk’s decisions, including whether to Exercise the Option, resell shares and vote shares Hawk owns.

The terms of the transfer to the Hawk Buyers by Mr. Cline included (i) the immediate sale to Williams of Six Hundred Twenty-Five Thousand (625,000) shares for One ($0.01) Cent per share for a total of Twelve Thousand Five Hundred ($6,250) Dollars, which has been paid; (i) the immediate sale to Callan of Six Hundred Twenty-Five Thousand (625,000) shares for One ($0.01) Cent per share for a total of Twelve Thousand Five Hundred ($6,250) Dollars, which has been paid; and (iii) grant to Hawk of a two-year option (the "Option") to purchase an additional One Million Two Hundred Fifty Thousand (1,250,000) shares of Common Stock from Mr. Cline. The exercise price of the Option is (i) Twenty ($0.20) Cents per share, if the Option is exercised before March 1, 2012 and (ii) Thirty ($0.30) Cents per share, if the Option is exercised on or after March 1, 2012 and before March 1, 2013. The Option terminates on the last day of February 2013.

We are a party to the Cline Transfer Agreement only for the purpose of confirming that the Hawk Buyers understand the shares they acquire can be transferred only in compliance with an exemption from registration or a registration statement. We have not agreed to register re-sales of shares by the Hawk Buyers. We will not receive any payments from the Hawk Buyers or Mr. Cline in connection with the transactions contemplated by the Cline Transfer Agreement.

In separate transactions officers and employees of the Company entered into agreements in August of 2012 to sell an aggregate of 500,000 shares of the Company's Common Stock to Mr. Guo or his designees for $2.25 per share.  In August of 2012 there was a closing for initial purchases of 50,000 of these shares. The original agreement requires Mr. Guo to purchase the remaining 450,000 shares at the same price by November 30, 2012. Mr. Guo has not purchased the remaining 450,000 shares covered by this agreement with the four officers, but the parties agreed to amend the purchase agreement to change the purchase price to $1.90 per share. In light of the reduced price, the officers decided to reduce the number of shares they would sell to 100,000 shares. Mr. Guo assigned his right to purchase the 100,000 shares to two business associates who purchased the shares in January 2013. Officers participated in these re-sales as follows:

Name and Title	Shares Sold August 2012	Purchase Price	Shares to be Sold by December 31, 2012	Purchase Price
Robert Craig	25,000	2.25	30,000	1.90
Song Jin	25,000	2.25	30,000	1.90
Robin Kindle	0		20,000	1.90
Jon Larsen	0		20,000	1.90

The Company did not receive any of the proceeds of re-sales of these shares and did not agree to register for re-sale any of the shares Mr. Guo acquires from our officers

Mr. Guo and the other buyers agreed to comply with the existing Lock-up Agreement and Installment Re-Sale Agreements the officers executed when they acquired the shares from the Company in April 2011.  Terms of these agreements are reported above.  The officers also agreed not to re-sell additional shares into public markets until July 30, 2013.

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the February 27, 2013 Annual Meeting, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

DISSENTER'S RIGHTS

Under Nevada law there are no dissenter's rights available to our shareholders in connection with the election of our members to our Board of Directors, the ratification of the appointment of our independent registered public accountant firm, or any other matters which are being submitted to a vote of our shareholders at the 2012 Annual Meeting.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the year ended September 30, 2012, which serves as our annual report to securityholders, has been filed with the SEC. Shareholders may obtain, free of charge, a copy of the 2012 Form 10-K by writing to us at 122 Main Street, Sheridan, Wyoming 82801, Attention: Corporate Secretary, or from our website, www.next-fuel.com.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Next Fuel, Inc., Attention: Corporate Secretary, 122 Main Street, Sheridan, WY 82801.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Next Fuel, Inc., Attention: Corporate Secretary, 122 main Street, Sheridan, WY 82801. Please note that additional information can be obtained from our website at www.next-fuel.com.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Robert H. Craig
Robert H. Craig
Chairman and C.E.O.
January 16, 2013

PROXY CARD
for the
ANNUAL MEETING OF THE SHAREHOLDERS OF
NEXT FUEL, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a shareholder of record of Next Fuel, Inc. (the “Company”), hereby revoking any appointment of proxy previously given, does hereby appoint Robert Craig and Robin Kindle proxies, with power of substitution, for and in the name of the undersigned to attend the 2013 Annual Meeting of Shareholders of the Company to be held at the Company's office at 122 North Main Street, Sheridan Wyoming, on Wednesday, February 27, 2013 beginning at 10:00 a.m., MST, or at any adjournment or postponement thereof, and there to vote, as designated below. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS INDICATED, THE VOTE OF THE UNDERSIGNED WILL BE CAST “FOR” PROPOSALS 1 and 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES ACCORDING TO THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

INSTRUCTIONS: PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE:☒ Read our proxy statement before you vote by proxy. Then, to ensure that your shares are represented at the Annual Meeting, we ask that you appoint the Proxies to vote your shares for you, whether or not you plan to attend the meeting, by marking this proxy card as indicated below and returning it to us before the Annual Meeting. If you vote by Internet or fax, you do not need to return this proxy card by mail.

Proposal 1 To elect three directors:
Mr. Robert Craig	☐ FOR	☐ WITHHOLD
Mr. Song Jin	☐ FOR	☐ WITHHOLD
Mr. Guangwei Guo	☐ FOR	☐ WITHHOLD
Mr. Scott Williams	☐ FOR	☐ WITHHOLD
Mr. Paul T. Kostecki	☐ FOR	☐ WITHHOLD

Proposal 2 To ratify the appointment of Hein & Associates, LLP as independent registered public accounting firm	☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

________________________________________________________
(Voter Control Number from the Notice mailed to you)
________________________________________________________
(Print Name of Shareholder and/or Joint Tenant)
________________________________________________________
(Signature of Shareholder)
________________________________________________________
(Second Signature if held jointly)
Dated: ________________________, 2013

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY TO:
Island Stock Transfer
15500 Roosevelt Blvd., Suite 301
Clearwater, FL 33760
OR FAX TO 1-727-289-0069

Appendix A-1
PROXY CARD
for the
ANNUAL MEETING OF THE SHAREHOLDERS OF
NEXT FUEL, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a shareholder of record of Next Fuel, Inc. (the “Company”), hereby revoking any appointment of proxy previously given, does hereby appoint Robert Craig and Robin Kindle proxies, with power of substitution, for and in the name of the undersigned to attend the 2013 Annual Meeting of Shareholders of the Company to be held at the Company's office at 122 North Main Street, Sheridan Wyoming, on Wednesday, February 27, 2013 beginning at 10:00 a.m., MST, or at any adjournment or postponement thereof, and there to vote, as designated below. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS INDICATED, THE VOTE OF THE UNDERSIGNED WILL BE CAST “FOR” PROPOSALS 1 and 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES ACCORDING TO THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

INSTRUCTIONS: PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE:☒ Read our proxy statement before you vote by proxy. Then, to ensure that your shares are represented at the Annual Meeting, we ask that you appoint the Proxies to vote your shares for you, whether or not you plan to attend the meeting, by marking this proxy card as indicated below and returning it to us before the Annual Meeting. If you vote by Internet or fax, you do not need to return this proxy card by mail.

Proposal 1 To elect three directors:
Mr. Robert Craig	☐ FOR	☐ WITHHOLD
Mr. Song Jin	☐ FOR	☐ WITHHOLD
Mr. Guangwei Guo	☐ FOR	☐ WITHHOLD
Mr. Scott Williams	☐ FOR	☐ WITHHOLD
Mr. Paul T. Kostecki	☐ FOR	☐ WITHHOLD

Proposal 2 To ratify the appointment of Hein & Associates, LLP as independent registered public accounting firm	☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

________________________________________________________
(Voter Control Number from the Notice mailed to you)
________________________________________________________
(Print Name of Shareholder and/or Joint Tenant)
________________________________________________________
(Signature of Shareholder)
________________________________________________________
(Second Signature if held jointly)
Dated: ________________________, 2013

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY TO:
Island Stock Transfer
15500 Roosevelt Blvd., Suite 301
Clearwater, FL 33760
OR FAX TO 1-727-289-0069

A-1